Exhibit 3.1

NEITHER THE ISSUANCE NOR THE SALE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

FIXED-RATE CONVERTIBLE PROMISSORY NOTE

Principal Amount: $_______	_______, 2023

FOR VALUE RECEIVED, Vado Corp, a Nevada corporation (the “Company”), hereby promises to pay to the order of ______ (the “Holder”) the sum of $_______ (the “Principal Amount”) together with any interest as set forth herein on _______ (the “Maturity Date”), and to pay interest on the unpaid principal amount (the “Principal Balance”) hereof at the rate of ____% (the “Interest Rate”) per annum from the date hereof (the “Original Issuance Date”) until the same becomes due and payable, whether at maturity or upon acceleration, subject to any prepayment permitted hereunder. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of ___% per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted in accordance with the terms hereof) shall be made in lawful money of the United States of America or Common Stock (as defined below) based on the conversion formula set forth in Section 2, or any combination thereof, as the Holder may elect. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. The following terms shall apply to this Note.

ARTICLE 1. EVENTS OF DEFAULT; REMEDIES

1.1         Events of Default. Any of the following shall be considered an event of default (each, an “Event of Default”):

1.1.1         Failure to Pay Principal and Interest. The Company fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or upon acceleration, and such breach continues for a period of five Business Days after written notice from the Holder.

1.1.2         Breach of Covenants. The Company breaches any material covenant or other material term or condition contained in this Note and such breach continues for a period of 20 days after written notice thereof to the Company from the Holder.

1.1.3         Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement, or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

1.1.4         Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

1.1.5         Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company, provided that the Company shall have 30 days to vacate an involuntary proceeding before such proceeding constitutes an Event of Default.

1.1.6         Liquidation. Any dissolution, liquidation, or winding up of the Company has occurred, other than a dissolution for failure to pay fees or taxes in the Company’s state of incorporation.

1.1.7         Cessation of Operations. Any cessation of all operations by the Company or the Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company’s inability or possible inability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due and shall not constitute an Event of Default hereunder.

1.2         Failure to Comply with Conversion.

If the Company fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) following exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to issue (in book entry or in certificated form) any shares of Common Stock to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Company does not issue or delays issuing (in book entry or in certificated form) any shares of Common Stock to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove any restrictive legend on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three Business Days after the Holder shall have delivered a Conversion Notice, in the form attached hereto as Exhibit A (each and all provision(s) in this Section 1.2, a “Conversion Failure”), such Conversion Failure shall result in a weekly penalty of 2% of the Principal Balance which will begin accruing within two Business Days after receipt by the Company of the Conversion Notice, up to a maximum of 10% of the Principal Balance. Penalty interest shall be convertible into shares of the Company’s Common Stock as set forth in Section 2.2.

1.3          Remedies. If an Event of Default occurs and is continuing, this Note shall become immediately due and payable. The Holder shall have all rights available to it at law or in equity. Upon the occurrence of an Event of Default, the interest on this Note shall immediately accrue at the Default Interest Rate (defined below). The Company shall pay the Holder’s reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder with respect to one attorney or law firm in collecting or enforcing payment hereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and together with all other sums due by the Company hereunder, all without any relief whatsoever from any valuation or appraisal laws, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note. In connection with the Holder’s rights hereunder upon an Event of Default, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder, may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it in equity or under applicable law. The “Default Interest Rate” shall mean an interest rate of ___% per annum and calculated on the basis of a 365-day year and paid for the actual number of days elapsed, on the unpaid Principal Balance of this Note.

ARTICLE 2. CONVERSION

2.1          Conversion Upon Election of Holder. At any time following the Original Issuance Date, the Holder shall be entitled, upon written notice to the Company, to convert all or any part of the outstanding balance of this Note (including interest) into a number of fully paid and nonassessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at $____ per share (as adjusted as provided herein, the “Conversion Price”). The Conversion Price shall be subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalization, reclassifications, distributions and similar events, as provided in Section 2.1.2 of this Note. A form of the Conversion Notice is attached as Exhibit A.

2.1.1         The number of shares of Common Stock to be issued upon any conversion of this Note shall be determined by dividing the Conversion Amount by the Conversion Price. The “Conversion Amount” shall mean the sum of (i) the principal amount of this Note to be converted in such terms defined in this Note plus, (ii) any accrued and unpaid interest, if any, on such principal amount at the interest rate provided in this Note, as of the date of conversion.

2.1.2 Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or of any other corporation or entity, the stock or other securities of which are at the time receivable on the conversion of this Note), after the date of this Note, or in case, after such date, the Company (or any such corporation or entity) shall consolidate with or merge into another corporation or entity or convey all or substantially all of its assets to another corporation or entity, then, and in each such case, the Holder, upon the conversion of this Note at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had converted this Note immediately prior thereto, and the successor or purchasing corporation or entity in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s or entity’s obligations under this Note; and in each such case, the terms of this Note shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

2.2         Notice and Conversion Procedures. If the Holder elects to convert this Note, the Holder shall provide the Company with a written Conversion Notice setting forth the amount to be converted. The Conversion Notice must be delivered to the Company together with this Note. Within five Business Days of receipt of such Conversion Notice, the Company shall deliver to the Holder certificate(s) for the Common Stock issuable upon such conversion or in book entry format. If the entire Principal Amount was not so converted, the Conversion Notice shall reflect the outstanding Principal Balance. Notwithstanding anything to the contrary, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire Principal Amount of this Note is so converted. The Holder and Company shall maintain records showing the principal amount so converted and the dates of such conversion, so as to not require physical surrender of this Note upon each such conversion.

2.3          No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall round up to the nearest whole share.

2.4         Authorized Shares. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Company is required at all times to have authorized and reserved the number of shares that is actually issuable upon full conversion of this Note (the “Reserved Amount”); provided, that the Company’s obligations shall be to make adjustments to increase the Reserved Amount, if necessary, from time to time in accordance with the Company’s obligations hereunder. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Company agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates or book entry format for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time the Company does not maintain the Reserved Amount it will be considered an Event of Default under Section 1.1 of this Note.

2.5         Prepayment. Subject to Section 2.2, the Company may prepay all or any portion of the Principal Balance and any accrued and unpaid interest on this Note at any time without penalty, by providing the Holder 20 Business Days’ advance written notice of its intention to prepay and the amount of such prepayment (if less than all Principal Balance and any accrued and unpaid interest then outstanding). During the 20 Business Day period, the Holder may elect to convert all or any portion of this Note in lieu of such prepayment. Subject to the Holder’s election for conversion, if applicable, the Company shall make the prepayment payment upon or promptly following the expiration of the 20 Business Day period.

ARTICLE 3. ASSIGNMENT; TRANSFER

3.1         Assignment. Subject to the restrictions on transfer described in 3.2 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

3.2         Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale, or other disposition of this Note or the Common Stock into which this Note may be converted, the Holder will give written notice to the Company prior thereto, briefly describing the manner thereof. The Note thus transferred and each certificate or book entry representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.

ARTICLE 4. INDEMNITY AND EXPENSES

The Company agrees:

4.1         To indemnify and hold harmless the Holder and each of its partners, employees, agents, and affiliates from and against any and all claims, damages, demands, losses, obligations, judgements, and liabilities (including, without limitation, reasonable attorneys and paralegal’s fees and expenses from one attorney or law firm) (“Losses”) in any way arising out of or in connection with this Note (except where such Losses arise from such indemnified person’s gross negligence or willful misconduct); and

4.2         To pay and reimburse the Holder upon demand for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses from one law firm or attorney) that the Holder may reasonably incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Company to perform or observe any of the provisions hereof (except to the extent such event arises from the Holder’s gross negligence or willful misconduct).

ARTICLE 5. MISCELLANEOUS

5.1         Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be given by personal delivery,

overnight delivery, or sent by electronic mail (with receipt confirmed) to the addresses of the Company or the Holder, as the case may be, as set forth in this Note (or such other address as a party may provide to the other party in accordance with the terms of this Note). The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient.

5.2         Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by the Company or the Holder against the other concerning the transactions contemplated by this Note shall be brought only in the state or federal courts located in the state of California, county of Los Angeles. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, or any related document or agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address provided for such party in this Note (or such other address as a party may provide to the other party in accordance with the terms of this Note) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.3         Heading: References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

5.4         Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

5.5         Severability. In the event one or more of the provisions of this Note should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.6         No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this

Note and in taking of all such action may be necessary or appropriate in order to protect the rights of the Holder of this Note against Impairment.

5.7         Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

5.8         Certain Definitions. When used herein, the term “days” refers to calendar days, and the term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of Los Angeles, California are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of Los Angeles, California are generally are open for use by customers on such day.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, VADO CORP has caused this Note to be executed in its corporate name and this Note to be dated, issued, and delivered, all on the date first above written.

“COMPANY”

VADO CORP

By

Notice Address:

Vado Corp

13468 Beach Ave

Marina del Rey, CA 90292

Attention: Ryan Carhart, CFO

EXHIBIT A

CONVERSION NOTICE

The undersigned hereby elects to convert $_________________ (“Conversion Amount”) principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Vado Corp, a Nevada corporation (the “Company”) according to the terms and conditions of the convertible note of the Company dated June __, 2023 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned hereby requests that the Company issue the number of shares of Common Stock set forth below in book entry format which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

*Date of Conversion:

*Applicable Conversion Rate:

*Amount of Principal and Interest to be Converted (“Conversion

Amount:”

*Number of shares of Common Stock to be issued pursuant
to the conversion of the Note:

*Amount of Principal Balance Due remaining
under the Note after this conversion:

                                                     HOLDER’S NAME

Date: TODAY’S DATE                                              By

                                                                                          NAME OF SIGNATORY

                                                                                          TITLE OF SIGNATORY